Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]


Check the appropriate box:
[_]      Preliminary proxy statement
[X]      Definitive proxy statement
[_]      Definitive additional materials
[_]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            SouthBanc Shares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                            SouthBanc Shares, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]      No fee required.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
                    N/A
--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:
                    N/A
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                    N/A
--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:
                    N/A
--------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
                    N/A
--------------------------------------------------------------------------------
(2)      Form, schedule or registration statement no.:
                    N/A
--------------------------------------------------------------------------------
(3)      Filing party:
                    N/A
--------------------------------------------------------------------------------
(4)      Date filed:
                    N/A
--------------------------------------------------------------------------------

                               December 17, 1999


Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of SouthBanc Shares, Inc. The meeting will be held at the main office of Perpetual Bank, A Federal Savings Bank at 907 N. Main Street, Anderson, South Carolina on Thursday, January 20, 2000 at 10:00 a.m., local time.

     The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Elliot, Davis & Company LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Robert W. Orr

                                          Robert W. Orr
                                          President and Chief Executive Officer

                            SouthBanc Shares, Inc.
                              907 N. Main Street
                        Anderson, South Carolina 29621
                                (864) 225-0241

--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On January 20, 2000

--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SouthBanc Shares, Inc. (the "Company") will be held at the main office of Perpetual Bank, A Federal Savings Bank at 907 N. Main Street, Anderson, South Carolina, on Thursday, January 20, 2000, at 10:00 a.m., local time, for the following purposes:

     1.   To elect two directors to serve for a term of three years;

     2. To ratify the appointment of Elliot, Davis & Company LLP as independent auditors for the Company for the fiscal year ending September 30, 2000; and

     3. To transact any other business that may properly come before the meeting.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Stockholders of record at the close of business on December 1, 1999 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Sylvia B. Reed

                                        Sylvia B. Reed
                                        Corporate Secretary


Anderson, South Carolina
December 17, 1999


IMPORTANT: The prompt return of proxies will save the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                                PROXY STATEMENT
                                      OF
                            SOUTHBANC SHARES, INC.

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                January 20, 2000

--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SouthBanc Shares, Inc. ("SouthBanc Shares" or the "Company") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Perpetual Bank, A Federal Savings Bank ("Perpetual Bank"). The annual meeting will be held at Perpetual Bank's main office at 907 N. Main Street, Anderson, South Carolina on Thursday, January 20, 2000, at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about December 17, 1999.

--------------------------------------------------------------------------------

                           VOTING AND PROXY PROCEDURE

--------------------------------------------------------------------------------

Who Can Vote at the Meeting

         You are entitled to vote your SouthBanc Shares common stock if the records of the Company show that you held your shares as of the close of business on December 1, 1999. As of the close of business on that date, a total of 2,950,288 shares of SouthBanc Shares common stock were outstanding. Each share of common stock has one vote. As provided in the Company's Certificate of Incorporation, record holders of the Company's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

         If you are a beneficial owner of SouthBanc Shares common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of SouthBanc Shares common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

         The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting, constituting a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         In voting on the election of directors, you may vote in favor of both nominees, withhold votes as to both nominees, or withhold votes as to either nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the ratification of the appointment of Elliot, Davis & Company LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions, however, will have the same effect as a negative vote, while broker non-votes will have no effect on the voting.

Voting by Proxy

         This proxy statement is being sent to you by the Board of Directors of SouthBanc Shares for the purpose of requesting that you allow your shares of SouthBanc Shares common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of SouthBanc Shares common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of the nominees for director and "FOR" ratification of Elliot, Davis & Company LLP as independent auditors.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your SouthBanc Shares common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

         You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your SouthBanc Shares common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

         If your SouthBanc Shares common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Participants in Perpetual Bank's ESOP or 401(k) Plan

         If you participate in the Perpetual Bank Employee Stock Ownership Plan or if you hold shares through Perpetual Bank's 401(k) Plan, the proxy card represents a voting instruction to the trustees. Each participant in the ESOP and the 401(k) Plan may direct the trustees as to the manner in which shares of SouthBanc Shares common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the ESOP trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the exercise of their fiduciary duties.

--------------------------------------------------------------------------------

                                 STOCK OWNERSHIP

--------------------------------------------------------------------------------

         Management knows of no persons who were the beneficial owners of more than 5% of the Company's outstanding common stock as of December 1, 1999. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

         The following table provides information about the shares of common stock of SouthBanc Shares that may be considered to be beneficially owned by each director or nominee for director of the Company, by those officers of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group as of December 1, 1999. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

                                                                   Number of Shares
                                                                    That May be
                                               Number of           Acquired Within           Percent of
                                              Shares Owned            60 Days by            Common Stock
              Name                          (excluding options)   Exercising Options        Outstanding(1)
----------------------------------------    ------------------    ------------------        --------------
Harold A. Pickens, Jr.                           50,292                 13,527                   2.15%

Martha S. Clamp                                  22,834                 16,033                   1.31

Jim Gray Watson                                   9,113                 16,033                      *

Richard C. Ballenger                              9,776                 14,778                      *

F. Stevon Kay                                    51,251                 14,778                   2.23

Robert W. Orr                                    65,972                 69,152                   4.48

Cordes G. Seabrook, Jr.(2)                       32,064                 14,782                   1.58

Jack F. McIntosh(2)                              16,205                 16,033                   1.09

Thomas C. Hall                                   58,725                 69,152                   4.24

Barry C. Visioli                                 53,835                 69,152                   4.07

All Directors and Executive
  Officers as a group (11 persons)              376,849                317,268                  21.24

__________________________________
*Less than 1% of the shares outstanding
(1) Based on 2,950,288 shares of Company common stock outstanding and entitled to vote as of December 1, 1999, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising options.
(2) Messrs. Seabrook and McIntosh will retire from the Board of Directors effective as of the date of the annual meeting.

--------------------------------------------------------------------------------

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

         The Company's Board of Directors currently consists of eight members. Seven directors are independent and one is a member of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees for election this year are Richard C. Ballenger and Jim Gray Watson, each of whom is currently a member of the Board of Directors of the Company. Cordes G. Seabrook, Jr. and Jack F. McIntosh each reached age 72 during this last fiscal year. As required by the Company's Bylaws, each will retire from the Board effective the date of the annual meeting. The Board has adopted a resolution, to be effective the date of the annual meeting, to reduce the size of the Board to six members.

         It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

         The Board of Directors recommends a vote "FOR" the election of both of the nominees.

         Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee's biography is as of September 30, 1999. There are no family relationships among the directors or executive officers except as otherwise stated. The indicated period for service as a director includes service as a director of Perpetual Bank.

Nominees for Election of Directors

         The nominees standing for election are:

         Richard C. Ballenger is the President of City Glass Company and D&B Glass Company, Inc., both located in Anderson, South Carolina. Age 51. Director since 1996.

         Jim Gray Watson, retired, is a former President and Chief Executive Officer of Perpetual Bank. He is a brother of Wade A. Watson, Jr., a Director Emeritus of Perpetual Bank. Age 71. Director since 1976.

Directors Continuing in Office

         The following directors have terms ending in 2001:

         Robert W. "Lujack" Orr has been affiliated with Perpetual Bank since 1974. He became President of Perpetual Bank in 1991. Age 52. Director since 1989.

         F. Stevon Kay is the President of Hill Electric Company, Inc., Anderson, South Carolina. Age 48. Director since 1996.

         The following directors have terms ending in 2002:

         Harold A. "Drew" Pickens, Jr. is the retired owner of Harold A. Pickens and Sons, Inc., a commercial construction contractor. He serves as Chairman of the Boards of Directors of the Company and Perpetual Bank. Age 66. Director since 1977.

         Martha C. Clamp is a certified public accountant. Age 57. Director since 1988.

Meetings and Committees of the Board of Directors

         The business of the Company and Perpetual Bank is conducted through meetings and activities of their Boards of Directors and their committees. During the fiscal year ended September 30, 1999, the Board of Directors of the Company held 12 meetings and the Board of Directors of Perpetual Bank held 12 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

         The Company's Board of Directors has established Executive (consisting of Directors Pickens and Clamp), Audit (consisting of Directors Clamp, Kay, Orr, Pickens and Seabrook), Compensation (consisting of Directors Seabrook and Pickens) and Nominating (consisting of the entire Board) Committees, among others. During fiscal 1999, the Executive Committee met once, the Audit Committee met five times and the Compensation and Nominating Committees each met once.

Directors' Compensation

         Directors' Fees. Non-officer directors of Perpetual Bank (including Directors Emeritus) receive annual compensation of $10,800, payable $900 monthly, and $100 for each committee meeting attended. Director compensation is deducted by $100 for each meeting absence. No fees are paid for attending special meetings of the Board. The Chairman of the Board receives compensation of $1,500 per year. Perpetual Bank paid a total of approximately $130,000 in directors' and committee fees for the fiscal year ended September 30, 1999. No separate fees are paid for service on the Company's Board of Directors.


         Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan (assumed by SouthBanc Shares, Inc.) Under the Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan, which was adopted by Perpetual Bank's stockholders on April 1, 1997, each non-employee director received non-qualified stock options to purchase 6,256 shares of common stock at an exercise price of $8.86 per share, the fair market value of the common stock on April 7, 1997, the date the options were granted. The option will vest equally over a five-year period commencing on the first anniversary of the date of grant. SouthBanc Shares assumed the plan in connection with the conversion of Perpetual Bank's form of mutual holding company to stock form on April 14, 1998. At that time, the options for Perpetual Bank's common stock were converted into options for the Company's common stock and adjustments were made to the exercise price and the number of shares subject to options.

          SouthBanc Shares, Inc. 1998 Stock Option Plan. Under the SouthBanc Shares, Inc. 1998 Stock Option Plan, which was adopted by the Company's stockholders on January 27, 1999, each non-employee director received non-qualified stock options to purchase 9,777 shares of common stock at an exercise price of $20.31 per share, the fair market value of the common stock on April 19, 1999, the date the options were granted. The options will vest equally over a five-year period commencing on the first anniversary of the date of grant. If there is a change in control of the Company (as defined in the plan), each outstanding stock option grant will become fully vested and immediately exercisable. All options granted under the plan expire ten years following the date of grant.


--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

Summary Compensation Table

         The following information is furnished for Messrs. Orr, Hall and Visioli. No other executive officer of SouthBanc Shares or Perpetual Bank received salary and bonus of $100,000 or more during the fiscal year ended September 30, 1999.


                                                                             Long-Term Compensation
                                                                          ----------------------------
                                            Annual Compensation                     Awards
                                    ---------------------------------     ----------------------------
                                                               Other       Restricted    Securities
                                                               Annual        Stock       Underlying      All Other
Name and Principal                                          Compensation    Awards        Options/     Compensation
Positions                  Year     Salary($)   Bonus($)       ($)(1)        ($)(2)        (#)(3)         ($)(4)
------------------------- ------    ---------   --------    ------------   ----------    ----------    ------------
Robert W. Orr,             1999      $101,764   $115,799        $--         $463,332        39,923         $11,323
President and              1998        98,800         --         --               --            --          15,337
Chief Executive Officer    1997        95,000     64,813         --          330,525        16,685          36,541

Thomas C. Hall,            1999        85,696     97,515         --          463,332        39,923          10,120
Senior Vice                1998        83,200         --         --               --            --          13,855
President                  1997        80,000     54,580         --          330,525        16,685          31,772

Barry C. Visioli           1999        74,984     85,325         --          463,332        39,923           9,224
Senior Vice                1998        72,800         --         --               --            --          12,736
President                  1997        70,000     47,757         --          330,525        16,685          27,970

____________________
(1) Does not include certain additional benefits, the aggregate amounts of which do not exceed the lesser of $50,000 or 10% of salary and bonus for the named executive officers.
(2) For fiscal year 1999, represents the value of shares awarded under the SouthBanc Shares, Inc. 1998 Management Development and Recognition Plan that will vest in equal installment over a five-year period beginning on April 19, 2000. Dividends are paid on such awards if and when dividends are declared and paid by SouthBanc Shares. At September 30, 1999, the value of the unvested awards was $501,886 for each of Mr. Orr, Mr. Hall and Mr. Visioli (22,813 shares at $22.00 per share).
(3) For fiscal year 1999, represents stock options granted pursuant to the SouthBanc Shares, Inc. 1998 Stock Option Plan.
(4) For fiscal year 1999, represents 401(k) Plan employer contributions of $4,592, $3,848 and $3,385 for Messrs. Orr, Hall, Visioli, respectively, and ESOP contributions of $6,731, $6,272 and $5,839 for Messrs. Orr, Hall and Visioli, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following information is presented for Messrs. Orr, Hall and Visioli for the fiscal year ended September 30, 1999.

                                                                 Number of                 Value of Unexercised
                                                           Securities Underlying         In-the-Money Options at
                                                            Unexercised Options           Fiscal Year End ($)(1)
                                                       ------------------------------   --------------------------
                      Shares            Value
                    Acquired on        Realized
    Name            Exercise(#)         ($)(2)         Exercisable     Unexercisable    Exercisable  Unexercisable
-----------         -----------      ----------        -----------     --------------   -----------  -------------
Robert W. Orr                --      $       --             31,654             37,498   $   164,044  $     264,270

Thomas C. Hall            6,559         111,454             31,654             37,498       164,044        264,270

Barry C. Visioli          6,559         109,815             31,654             37,498       164,044        264,270

----------
(1) Value of unexercised in-the-money options equals the market value of shares covered by in-the-money options on September 30, 1999 ($22.00 per share) less the exercise prices of the options. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.
(2) Value of shares acquired on exercise equals the market value of the shares on the exercise date less the option exercise price.

Option Grants in Last Fiscal Year

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                                  Annual Rates of
                                                                                                    Stock Price
                                                                                                 Appreciation for
                                   Individual Grants                                                Options(1)
-------------------------------------------------------------------------------------------- --------------------------

                                Number of      % of Total
                                Securities         Options      Exercise or
                                Underlying       Granted to     Base Price
                             Options Granted    Employees in        Per        Expiration
           Name                 (2)(3)(4)      Fiscal Year(5)      Share         Date(6)            5%          10%
---------------------------- ---------------   --------------   -----------   --------------    ----------   ----------
Robert W. Orr                      39,923          25.00%         $  20.31    April 19, 2009    $  510,827   $1,289,229
Thomas C. Hall                     39,923          25.00             20.31    April 19, 2009       510,827    1,289,229
Barry C. Visioli                   39,923          25.00             20.31    April 19, 2009       510,827    1,289,229

_________________________
(1) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings depend on the future performance of the SouthBanc Shares common stock. There can be no assurance that the amounts reflected in this table will be realized.
(2) Options granted pursuant to the SouthBanc Shares, Inc. 1998 Stock Option Plan are exercisable as follows: 50% on the date of grant and 50% on January 1, 2000.
(3) The purchase price may be made in whole or in part in cash or common stock of SouthBanc Shares.
(4) All options are intended to be Incentive Stock Options to the extent permissible under Section 422 of the Internal Revenue Code.
(5)   Includes options granted to officers, directors and employees.
(6)   The option term is ten years.

Employment Agreements

         The Company and Perpetual Bank (collectively, the "Employers") have entered into three-year employment agreements with Messrs. Orr, Hall and Visioli. Under the agreements, the current base salaries for Messrs. Orr, Hall and Visioli are $101,764, $85,696 and $74,984, respectively, which will be paid by Perpetual Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board of Directors of Perpetual Bank. Messrs. Orr's, Hall's and Visioli's salaries may not be decreased during the term of the agreements without their prior written consent. On the anniversary of the commencement date of the agreements, the term of the agreements may be extended by the Board of Directors for an additional year unless a termination notice is given by Messrs. Orr, Hall and Visioli. The agreements are terminable by the Employers with or without cause, by Messrs. Orr, Hall and Visioli in specific circumstances set forth in the agreements which constitute constructive termination or in certain circumstances specified by federal regulations. If the employment of Messrs. Orr, Hall and Visioli is terminated without cause or upon a constructive termination, the Employers would be required to honor the terms of the agreements through the expiration of the then current term, including payment of current cash compensation and continuation of employee benefits.

         The agreements also provide for severance payments to each executive if employment is terminated following a change in control of Perpetual Bank or the Company. These payments, which will be made promptly after any change in control, will be equal to three times the average annual compensation paid to Messrs. Orr, Hall and Visioli during the five years immediately preceding the change in control. In addition, each executive is entitled to continuation of other employee benefits for a 36-month period following a change in control. Under the agreements, a "change in control" is deemed to occur if, at anytime during the term of the agreement, a person other than the Company purchases shares of common stock pursuant to a tender or exchange offer for such shares, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, the membership of the Board of Directors changes as the result of a contested election, or stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation has occurred. Cash and benefits paid to Messrs. Orr, Hall and Visioli under the agreements, together with payments under other benefit plans, following a change in control of Perpetual Bank or the Company may constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and Perpetual Bank. The agreements include a provision whereby the Company and Perpetual Bank indemnifies Messrs. Orr, Hall and Visioli on an after-tax basis for any "excess parachute payment" excise taxes.

Supplemental Executive Retirement Agreements

         Perpetual Bank entered into supplemental executive retirement agreements in April 1998 with Messrs. Orr, Hall and Visioli. Pursuant to the agreements, upon retirement on or after reaching age 65, Messrs. Orr, Hall and Visioli would receive monthly benefits of $7,575, $3,433 and $2,808, respectively, paid monthly for 239 months following retirement. Upon termination following a change in control of Perpetual Bank, Messrs. Orr, Hall and Visioli would receive monthly benefits of $7,575, $3,433 and $2,808, respectively, paid monthly for 239 months commencing with the month after he reaches age 65. Upon termination of service for disability or retirement before age 65, Messrs. Orr, Hall and Visioli would receive a reduced amount pursuant to a schedule set forth in the agreements paid monthly for 239 months following termination. The reduced payments would reflect Perpetual Bank's accrued liability under the agreements as of the date of termination. The agreements provide a death benefit if Messrs. Orr, Hall and Visioli die while in active service of Perpetual Bank equal to the amount that would be paid to Messrs. Orr, Hall and Visioli upon serving until age 65. If Messrs. Orr, Hall and Visioli die after benefit payments commence but before receiving all payments, Perpetual Bank will pay the remaining benefits at the same time and in the same amounts they would have been paid had Messrs. Orr, Hall and Visioli survived. Perpetual Bank purchased life insurance on Messrs. Orr, Hall and Visioli whereby Perpetual Bank is the beneficiary in order to offset the expected payments to Messrs. Orr, Hall and Visioli. Perpetual Bank accrued aggregate expense related to these agreements of approximately $110,000.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee of the Company and Performance Graph shall not be incorporated by reference into any such filings.

Report of the Compensation Committee of the Company

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information about the compensation and benefits provided to the Company's Chief Executive Officer and its other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and consideration that led to the fundamental executive compensation decisions affecting those individuals.

         The Compensation Committee of the Company ("Committee") administer all policies that govern executive compensation for the Company and Perpetual Bank. The Committee evaluates the performance and determines the compensation of each named executive officer and two other senior officers of the Company and Perpetual Bank.

         The Committee believes that compensation policy should reflect both executives' management skills as well as Company performance and shareholder returns. To this end, the following goals underlie the Committee's policies:

                  1. To attract and retain key executives who possess the management skills and experience vital to the long-term success of the Company and Perpetual Bank.

                  2. To provide compensation that is competitive and consistent with executive compensation levels found in the financial and banking industries.

                  3. To motivate executives to enhance long-term shareholder value by building their ownership in the Company.

                  4. To make the compensation program an integral part of the Company's long-term planning and management process.

         The Committee's uses whatever means it considers necessary to obtain adequate and current information upon which to base its recommendations to the Board of Directors. For fiscal 1999, the Committee reviewed the results of various compensation surveys and assessed the performance of the Chief Executive Officer and other executive officers of Perpetual Bank.

         In preparing its analysis with respect to comparative compensation data, the Committee considers characteristics of peer institutions such as asset size, off-balance sheet assets, earnings, type of business operations, corporate structure and geographic location. When analyzing comparative data for individual executive officers at peer institutions, the Committee considers the scope and similarity of officer positions, experience and the complexity of individual officer responsibilities.

         In making its compensation recommendations, the Committee also considers the performance of executive officers. The Chief Executive Officer evaluates the performance of all other executive officers and reports to the Committee. The Committee evaluates the performance of the Chief Executive Officer. The Committee then reports to the Board of Directors regarding the performance of the Chief Executive Officer and other executive officers. The Committee also recommends to the Board of Directors the compensation of each of the executive officers, including the Chief Executive Officer. Upon review of the Committee's recommendations, the Board of Directors sets all executive compensation. The Chief Executive Officer, a member of the Board of Directors, abstains from voting on matters related to his compensation.

         Compensation Committee Considerations for Fiscal 1999. Compensation for executive officers is generally composed of salary, bonus, participation in various employee benefit plans, such as the ESOP and the 401(k) plan, certain fringe benefits provided to employees and directors fees, if applicable. The benefits provided under the ESOP and the 401(k) plan are determined based on the executive's compensation and/or years of service with Perpetual Bank.

         A bonus pool has been established for Messrs. Orr, Hall and Visioli based on the earnings of the Company. The bonus is also measured by the Company's loan delinquency ratios and growth in deposits and loans, earnings per share and other financial measurements. The Committee recommends the proposed bonuses to the full Board for its approval. The annual review and bonuses are generally made on September 30 of each year. For 1999 Messrs. Orr, Hall and Visioli received bonuses of $115,799, $97,515, and $85,325. For 1998, each individual received no bonus because of the loss reserve established for a limited partnership investment in mortgage servicing rights held by Perpetual Bank, which reduced pre-tax earnings to $1.8 million. The threshold for the bonus plan is $2.5 million pre-tax earnings.

         The Company, with stockholder approval, adopted the SouthBanc Shares, Inc. 1998 Management Recognition and Development Plan and the SouthBanc Shares, Inc. 1998 Stock Option Plan under which executive officers may receive grants of restricted stock and awards of stock options. The Company believes that stock ownership by its executives is a significant factor in aligning the interests of the executives with those of stockholders. Stock options and restricted stock awards under these plans were allocated based upon regulatory practices and policies, the practices of other recently converted financial institutions and the executive officers' level of responsibility and contributions to the Company.

         Compensation of the Chief Executive Officer. For the fiscal year ended September 30, 1999, Robert W. Orr received a base salary of $101,764 and a cash bonus of $115,799. In addition, he received other compensation of $11,323 as set forth in the Summary Compensation Table presented earlier. For the reasons discussed above, Mr. Orr did not receive a bonus in fiscal 1998. The Board of Directors believes that Mr. Orr's compensation is appropriate based on Perpetual Bank's compensation policy, consideration of salaries for similar positions in the financial industry and Perpetual Bank's performance during the fiscal year.

         Mr. Orr does not serve on the Compensation Committee and did not participate in the Board of Director's review and adoption of the Compensation Committee's recommendation concerning his compensation.

         Compensation Committee of the Company consisting of:

         Harold A. Pickens, Jr.
         Cordes G. Seabrook, Jr.

Compensation Committee Interlocks and Insider Participation

         No executive officer of the Company or Perpetual Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on either the Compensation Committee of the Company or the Personnel Committee of Perpetual Bank. No executive officer of the Company or Perpetual Bank has served as a director of another entity, one of whose executive officers served on either the Compensation Committee of the Company or the Personnel Committee of Perpetual Bank. No executive officer of the Company or Perpetual Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or Perpetual Bank.

--------------------------------------------------------------------------------

                               PERFORMANCE GRAPH
--------------------------------------------------------------------------------

            The following graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL $250 - $500 Million Asset Thrift Index. Before the Company's common stock began trading on The Nasdaq National Market on April 16, 1998, Perpetual Bank's common stock traded on the Nasdaq SmallCap Market. The base amount for the graph is $21.25 per share, which was the closing price of Perpetual Bank's common stock on October 1, 1996, the first day of trading for Perpetual Bank's common stock. The graph assumes that the value of the investment in Perpetual Bank's common stock and in each index was $100 at October 1, 1996, and that all dividends were reinvested. Stock price performance shown is not necessarily indicative of future price performance.

[GRAPH APPEARS HERE]


                                                                                      Period Ended
                                                   --------------------------------------------------------------------------------
                                                   10/01/96     3/31/97     9/30/97     3/31/98     9/30/98     3/31/99     9/30/99
                                                   --------     -------     -------     -------     -------     -------     -------
SouthBanc Shares, Inc...........................   $ 100.00     $129.39     $305.61     $363.36     $278.91     $321.91     $370.61
The Nasdaq Index (U.S. Companies)...............     100.00       99.73      137.96      151.21      140.30      203.67      227.83
SNL $250 - $500 Million Asset Thrift Index .....     100.00      120.52      162.80      195.58      155.10      166.59      192.96

________________________________________________________________________________

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
________________________________________________________________________________

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in SouthBanc Shares common stock during the fiscal year ended September 30, 1999.

________________________________________________________________________________

                          TRANSACTIONS WITH MANAGEMENT
________________________________________________________________________________

         Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Perpetual Bank, therefore, is prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of loans by Perpetual Bank to its executive officers and directors and their associates was approximately $1.2 million at September 30, 1999.

________________________________________________________________________________

               PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS
________________________________________________________________________________

         The Board of Directors has appointed Elliot, Davis & Company LLP to be its independent auditors for the 2000 fiscal year, subject to the ratification by stockholders. A representative of Elliot, Davis & Company LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

         If the ratification of the appointment of the independent auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent auditors will be considered by the Board of Directors. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of independent auditors.

________________________________________________________________________________

                                 MISCELLANEOUS
________________________________________________________________________________

         The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of SouthBanc Shares common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company has not retained any firm to assist in soliciting proxies.

         The Company's Annual Report to Stockholders has been mailed to stockholders as of the close of business on December 1, 1999. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

         A copy of the Company's Form 10-K for the fiscal year ended September 30, 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders as of the close of business on December 1, 1999 upon written request to Sylvia B. Reed, Corporate Secretary, SouthBanc Shares, Inc., 907 N. Main Street, Anderson, South Carolina 29621.

________________________________________________________________________________

                              STOCKHOLDER PROPOSALS
________________________________________________________________________________

         Proposals that stockholders seek to have included in the proxy statement for the Company's next annual meeting must be received by the Company no later than August 19, 2000. If next year's annual meeting is held on a date more than 30 calendar days from January 20, 2001, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

         The Company's Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days before the date of the meeting; provided that if less than 31 days' notice of the meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Sylvia B. Reed

                                       Sylvia B. Reed
                                       Corporate Secretary


Anderson, South Carolina
December 17, 1999

                                REVOCABLE PROXY
                            SOUTHBANC SHARES, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                               JANUARY 20, 2000

         The undersigned hereby appoints the official Proxy Committee of the Board of Directors of SouthBanc Shares, Inc. (the "Company"), consisting of the entire Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the main office of Perpetual Bank, 907 N. Main Street, Anderson, South Carolina, on Thursday, January 20, 2000, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated on the opposite side of this revocable proxy.

                                                    VOTE          VOTE
                                                    FOR          WITHHELD
                                                    ---          --------
1.  The election as director of the nominees        [ ]             [ ]
    listed below (except as marked to the
    contrary below).

    Richard C. Ballenger
    Jim Gray Watson

    INSTRUCTIONS: To withhold your vote
    for any individual nominee, write the
    nominee's name on the line below.

    ______________________

                                                       FOR   AGAINST   ABSTAIN
                                                       ---   -------   -------
2.  The ratification of Elliot, Davis & Company LLP    [ ]     [ ]       [ ]
    as independent auditors for the fiscal
    year ending September 30, 2000.

3. In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed proposals.

    This proxy card will also be used to provide voting instructions to the trustees for any shares of common stock of the Company allocated to participants under the Perpetual Bank Employee Stock Ownership Plan or the Perpetual Bank 401(k) Plan.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote in person at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the annual meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 1999 Annual Report to Stockholders.



Dated:__________________



_________________________                           __________________________
PRINT NAME OF STOCKHOLDER                           PRINT NAME OF STOCKHOLDER



_________________________                           __________________________
SIGNATURE OF STOCKHOLDER                            SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.




PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.